UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 6, 2018

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue, Building 10 Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2018, the Board of Directors (the “Board”) of Insmed Incorporated (the “Company”) appointed Ms. Elizabeth Anderson as a member of the Board. Ms. Anderson will serve as a Class II director, and her term will expire at the 2020 Annual Meeting of Shareholders. A copy of the press release announcing Ms. Anderson’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Ms. Anderson has more than 30 years of leadership in biotechnology, pharmaceuticals, and vaccines. From 2003 to 2014, Ms. Anderson held various positions at Janssen Pharmaceuticals, Inc. (“Janssen”), a Johnson & Johnson company. Most recently, from 2013 to 2014, Ms. Anderson served as Worldwide Vice President, Infectious Diseases and Vaccines. Ms. Anderson’s prior positions at Janssen included Worldwide Vice President, Global Strategic Marketing and Market Access (2010 — 2013); Worldwide Vice President, Immunology, Global Strategic Marketing (2008 — 2009); Worldwide Vice President, BIO Strategic Marketing (2006 — 2008); Vice President, Global Biologics Strategic Marketing, Centocor (2004 — 2006); and Vice President, Strategic Planning & Market Research, Centocor (2003 — 2004). From 1997 to 2002, Ms. Anderson served as Vice President & General Manager at Wyeth Lederle Vaccines (“Wyeth”). Prior to Wyeth, Ms. Anderson held various roles at Rhone Poulenc Rorer Pharmaceuticals Inc. and the American National Red Cross.

Ms. Anderson currently serves on the Board of Directors of (1) Aro Biotherapeutics Company, a private development stage pharmaceutical company; (2) Bavarian Nordic A/S, a public biotechnology company traded on Nasdaq Copenhagen; (3) Huntsworth PLC, a public healthcare and communications company traded on the London Stock Exchange; and (4) REVOLUTION Medicines, Inc., a private pharmaceutical company focused on oncology. Ms. Anderson received a B.S. in Engineering from Rutgers, the State University of New Jersey and an M.B.A. from Loyola University Maryland.

Ms. Anderson will receive an annual cash retainer consistent with that described in the Company’s definitive proxy statement relating to its 2018 Annual Meeting of Shareholders (the “Annual Meeting,” and such proxy statement, the “2018 proxy statement”), prorated based on the date of her appointment to the Board.  In addition, Ms. Anderson received a grant of restricted stock units (“RSUs”) with a grant date fair value of approximately $85,880, consistent with the annual equity award made to other non-employee directors of the Company, prorated to reflect her expected term of service during the current calendar year. The RSUs will vest on the one-year anniversary of the date of grant provided Ms. Anderson attends at least 75% of the meetings of the Board occurring during the year after the grant date.

There is no arrangement between Ms. Anderson and any person pursuant to which she was selected as director. Ms. Anderson has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Also, on November 6, 2018, Myrtle Potter, a member of the Board, resigned from the Board, effective as of the same date. Ms. Potter’s resignation from the Board was not related to any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

ITEM 8.01 — Other Events.

On November 8, 2018, the Company announced that the Board has elected William H. Lewis as Chairman of the Board, effective as of November 6, 2018.  Mr. Lewis will succeed Donald Hayden Jr. and will continue to serve as President and Chief Executive Officer of the Company. Mr. Hayden will continue to serve on the Board. As Mr. Lewis will serve as Chairman of the Board and Chief Executive

Officer of the Company, the Board has also elected David R. Brennan as Lead Independent Director, effective as of November 6, 2018.

ITEM 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Insmed Incorporated on November 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2018	INSMED INCORPORATED

	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	Chief Legal Officer